EXHIBIT 99.1

April 21, 2005

Madeline Hopkins	Michael J. Ruane
(484) 582-5506	(484) 582-5405	www.sungard.com

SUNGARD ANNOUNCES FIRST QUARTER 2005 RESULTS

Net Income per Share Grew 3%, Revenue Grew 13%

Acquisition by Consortium of Private Equity Firms Expected to Close in Third Quarter

Wayne, PA — SunGard (NYSE:SDS), a global leader in integrated software and processing solutions and the pioneer and leading provider of information availability services, reported today that net income for the three months ended March 31, 2005 was $90 million, a 5% increase over the first quarter of 2004. Diluted net income per share grew 3% to $0.30. Merger costs and costs associated with the previously planned spin-off of Availability Services were $0.01 per share in the quarter. Also in the first quarter of 2005 was a one-time charge of $11.5 million related to the relocation of an availability services facility. Before merger and spin-off costs and the one-time facility charge, diluted net income per share was $0.34 for the quarter, representing an increase of 17% from the first quarter of last year.

Revenue for the first quarter increased 13% to $947 million. Internal revenue (revenue from businesses owned for at least one year and excluding revenue from Brut LLC) was up 5% from the same period in 2004, with the impact of favorable exchange rates contributing approximately 1%.

Cristóbal Conde, president and chief executive officer, said, “SunGard performed solidly in the quarter and is well positioned to grow competitively. The recent announcement of the acquisition of SunGard by a consortium of seven of the world’s leading private equity investment firms is a resounding endorsement of our business model, industry leadership and financial strength. The reaction from customers has been positive. We continue to be committed to improving customer satisfaction, delivering high levels of service and deepening relationships with our customers. Now and following the completion of the transaction it is business as usual at SunGard.”

The acquiring consortium, which has agreed to pay $36 in cash for each SunGard share, was organized by Silver Lake Partners and includes Bain Capital, The Blackstone Group, Goldman Sachs Capital Partners, Kohlberg Kravis Roberts & Co. L.P., Providence Equity Partners and Texas Pacific Group. The transaction is subject to receipt of stockholder approval and customary regulatory approvals as well as satisfaction of other customary closing conditions. SunGard filed its preliminary proxy statement with the Securities and Exchange Commission on April 12, 2005. SunGard filed its Hart-Scott-Rodino notification with the Federal Trade Commission and the Department of Justice on April 15, 2005. The transaction is expected to close in the third quarter of 2005.

SunGard’s 2005 outlook for diluted net income per share remains unchanged in the range of $1.51 to $1.57 per share. To provide an outlook on a comparable basis to 2004 results, the 2005 outlook excludes the charge related to the relocation of an availability services facility during the first quarter of 2005 and merger and spin-off costs. Because the timing and magnitude of merger costs are unpredictable, this outlook also assumes no further merger-related items in 2005. SunGard expects growth in internal revenue in both its Software & Processing business and its Availability Services business to be in the low to middle single digits for the full year 2005.

Software & Processing, comprising Financial Systems (formerly Investment Support Systems) and Higher Education and Public Sector Systems, provides a broad range of integrated solutions primarily to two verticals, financial services and higher education. These organizations seek to develop integrated software solutions to replace disparate legacy systems in order to lower technology costs, and in some cases comply with new federal and state mandates. For the quarter revenue grew by 14%. Internal revenue grew by approximately 7%. The impact of favorable exchange rates contributed approximately 1% to internal revenue growth in the quarter. License sales were $62 million in the quarter.

Financial Systems revenue was $456 million for the quarter and declined 2% from the first quarter of 2004 primarily due to the sale of Brut LLC in September 2004. Internal revenue grew approximately 6% in the quarter, including a 1% favorable impact from exchange rates in the quarter. License sales were $44 million for the quarter. Some notable deals signed this quarter include:

•	A prominent global banking group renewed its contract for GMI, SunGard’s back-office clearing and accounting solution for exchange-traded derivatives.

•	A major nationwide retailer of clothing, electronics and sporting goods in the U.S. renewed its contract for OmniPlus, SunGard’s recordkeeping system for retirement plans.

Higher Education and Public Sector Systems revenue increased 97% to $174 million for the quarter, primarily from acquisitions made in the first quarter of 2004. Internal revenue increased approximately 8% for the quarter. License sales were $18 million for the quarter. Some notable deals signed this quarter include:

•	The largest higher education system in Colorado, serving more than 117,000 students, selected SunGard’s SCT Banner and SCT Luminis.

•	A regional police force in the United Kingdom selected SunGard Vivista to support the total outsourcing of its information technology.

Availability Services revenue increased 10% to $317 million for the quarter. Internal revenue increased approximately 2.5% for the quarter. The impact of favorable exchange rates contributed approximately 1% to revenue growth in the quarter. Margins declined by approximately 570 basis points in the quarter due to the initial impact of a recently acquired business and a charge related to the relocation of an availability services facility. Some notable contracts signed this quarter include:

•	One of the world’s largest and most prestigious financial services organizations selected a SunGard high availability solution for its critical production systems encompassing managed, recovery and professional services.

•	A two-million member health insurance provider selected SunGard for business continuity services including mainframe recovery, end-user workgroup capabilities and e-mail availability services.

SunGard has exceptional financial strength, which has enabled it to invest in its existing businesses and to acquire new ones. Total debt at March 31, 2005 was $530 million. Existing cash balances were used to fund five acquisitions for approximately $386 million (net of cash acquired) and capital expenditures of $55 million company wide. At March 31, cash balances were $404 million, a decrease of $271 million from December 31. Cash flow from operations was approximately $172 million.

Webcast

SunGard will hold its quarterly earnings conference call at 9:00 a.m. EDT tomorrow, April 22, 2005. The dial-in number is (719) 457-2698, passcode 6153184, or you may listen to the call at www.vcall.com. A copy of this press release and other financial and statistical data can be found at www.sungard.com by clicking on “Investors” and “SunGard Financial Reports.” All statements made by SunGard officers on the earnings conference call and the information posted on the SunGard Web site are the copyrighted property of SunGard. Recording of the earnings conference call is prohibited without the express prior written consent of SunGard.

About SunGard

SunGard is a global leader in integrated software and processing solutions, primarily for financial services and higher education. SunGard also helps information-dependent enterprises of all types to ensure the continuity of their business. SunGard serves more than 20,000 customers in more than 50 countries, including the world’s 50 largest financial services companies. SunGard (NYSE:SDS) is a member of the S&P 500 and has annual revenue of $3 billion. Visit SunGard at www.sungard.com.

About the Transaction

In connection with the proposed merger, on April 12, 2005, SunGard filed a preliminary proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by SunGard at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The definitive proxy statement and such other documents may also be obtained for free from SunGard by directing such request to SunGard, Attention: Investor Relations, telephone: (484) 582-5500.

SunGard and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of SunGard’s participants in the solicitation is set forth in SunGard’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

Trademark Information: SunGard and the SunGard logo, GMI, OmniPlus, SCT Banner, SCT Luminis and Vivista are trademarks or registered trademarks of SunGard Data Systems Inc. or its subsidiaries in the U.S. and other countries. All other trade names are trademarks or registered trademarks of their respective holders.

SunGard’s “Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements about the expected effects, timing and completion of the proposed transaction, statements about our outlook for earnings per share in 2005, statements about our outlook for internal revenue growth in 2005, and all other statements in this release other than historical facts, constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “would,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: general economic and market conditions, including the lingering effects of the economic slowdown on information technology spending levels, trading volumes and services revenue; the overall condition of the financial services industry, including the effect of any further consolidation among financial services firms; the integration of acquired businesses, the performance of acquired businesses, and the prospects for future acquisitions; the effect of war, terrorism or catastrophic events; the effect of disruptions to our ASP Systems; the timing and magnitude of software sales; the timing and scope of technological advances; customers taking their information availability solutions in-house; the trend in information availability toward solutions utilizing more dedicated resources; the market and credit risks associated with clearing broker operations; the ability to retain and attract customers and key personnel; risks relating to the foreign countries where we transact business; and the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents. We may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain approval of our stockholders, regulatory approvals or to satisfy other customary closing conditions. The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2004, a copy of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

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SunGard Data Systems Inc.

Consolidated Income Statements

(in thousands, except per-share amounts)

	Year to Date March 31,
	2005	2004
Revenue:
Services	$839,580	$759,474
License and resale fees	81,604	55,764

Total products and services	921,184	815,238
Reimbursed expenses	25,319	25,411

	946,503	840,649

Costs and expenses:
Cost of sales and direct operating	443,374	391,066
Sales, marketing and administration	193,687	163,644
Product development	60,322	58,924
Depreciation and amortization	56,438	53,357
Amortization of acquisition-related intangible assets	34,008	26,782
Merger and spin-off costs	3,767	—

	791,596	693,773

Income from operations	154,907	146,876
Interest income	3,290	1,842
Interest expense	(6,941)	(7,194)

Income before income taxes	151,256	141,524
Income taxes	61,660	55,902

Net income	$89,596	$85,622

Basic net income per common share	$0.31	$0.30

Shares used to compute basic net income per common share	288,896	289,156

Diluted net income per common share	$0.30	$0.29

Shares used to compute diluted net income per common share	294,983	296,542

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Supplemental Income Statement Information

(in thousands)

	Year to Date March 31,
	2005	2004
Revenue:
Financial systems	$456,416	$464,268
Higher education and public sector systems	173,584	88,130

Software and processing solutions	630,000	552,398
Availability services	316,503	288,251

	$946,503	$840,649

Income from operations:
Financial systems	$77,508	$67,550
Higher education and public sector systems	27,279	12,228

Software and processing solutions	104,787	79,778
Availability services	69,548	79,935
Corporate	(15,661)	(12,837)
Merger and spin-off costs	(3,767)	—

	$154,907	$146,876

Operating margin:
Financial systems	17.0%	14.5%

Higher education and public sector systems	15.7%	13.9%

Software and processing solutions	16.6%	14.4%

Availability services	22.0%	27.7%

Total	16.4%	17.5%

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Consolidated Condensed Balance Sheets

(in thousands)

	March 31, 2005	December 31, 2004
Assets:
Current:
Cash and equivalents	$404,237	$674,946
Accounts receivable, net	811,244	735,745
Clearing broker assets	455,652	232,450
Prepaid expenses and other current assets	182,900	151,345

Total current assets	1,854,033	1,794,486
Property and equipment, net	690,534	620,293
Software products, net	381,833	352,722
Customer base, net	698,158	556,965
Other assets, net	44,929	45,958
Goodwill	2,018,400	1,824,217

Total Assets	$5,687,887	$5,194,641

Liabilities and Stockholders’ Equity:
Current:
Short-term and current portion of long-term debt	$22,428	$45,332
Accounts payable and accrued expenses	573,457	492,353
Clearing broker liabilities	428,148	208,730
Deferred revenue	670,755	629,710

Total current liabilities	1,694,788	1,376,125
Long-term debt	507,151	509,046
Deferred income taxes	117,493	57,834

Total liabilities	2,319,432	1,943,005
Stockholders’ equity	3,368,455	3,251,636

Total Liabilities and Stockholders’ Equity	$5,687,887	$5,194,641

See Notes to Consolidated Condensed Financial Information.

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information

Note 1. Reconciliation of Net Income to Net Income Excluding AS Facility Closure, Merger-related and Spin-off Items and Gain on Sale of Brut

The Company has an active acquisition program, but does not budget for acquisitions because it cannot predict when transactions will occur or how much merger costs and related items, if any, will be recorded as expenses. Most merger costs are not recorded as expenses because they are required to be capitalized as part of the purchase price. Expensed merger-related items may not occur in every reporting period and, when they do occur, may fluctuate significantly in amount.

In addition, in 2005, the Company recorded costs related to (1) the previously announced closure of the AS North Bergen, NJ facility, (2) unbudgeted expenses related to the previously planned spin-off of its availability services business and (3) unbudgeted expenses related to the planned acquisition of SunGard. Also, in 2004, the Company recorded two types of unbudgeted items: costs related to the previously planned spin-off of its availability services business and a gain related to the sale of Brut.

Accordingly, when assessing its financial results, the Company focuses on results before merger-related and spin-off items, the AS facility closure and the Brut gain. The following information concerning merger-related and spin-off items, the AS facility closure and the Brut gain is presented in order to show their impact on net income and diluted net income per common share.

	Year to Date March 31,		Year Ended December 31, 2004
(in thousands, except per-share amounts)	2005	2004
Net income	$89,596	$85,622	$453,641

Cost of sales and operating:
Closure of AS North Bergen, NJ facility	11,497	—	—

Merger and spin-off costs:
Costs associated with planned acquisition of SunGard and previously planned spin-off:
Accounting, investment banking, legal and other costs	3,440	—	5,500
Costs associated with the acquisition of Inflow:
Severance costs	272	—	—
Costs associated with the acquisition of Integrity Treasury Solutions:
Severance costs	55	—	—
Costs associated with the acquisition of Sherwood Int’l plc (Sherwood):
Facility shut-down and severance costs	—	—	1,241
Costs associated with the acquisition of Guardian iT plc (Guardian):
Adjustment of previously expensed facility shut-down and severance costs	—	—	(149)
Costs associated with the acquisition of Availability Solutions business of Comdisco, Inc.:
Adjustment of previously expensed facility shut-down and severance costs	—	—	(424)

	3,767	—	6,168

Other (income) expense:
Gain on sale of Brut	—	—	(78,066)

	—	—	(78,066)

Total before income taxes	15,264	—	(71,898)
Income taxes	4,947	—	(31,800)

After-tax effect of AS facility closure, merger-related and spin-off items and
gain on sale of Brut	10,317	—	(40,098)

Net income, excluding AS facility closure, merger-related and spin-off items and gain on sale of Brut	$99,913	$85,622	$413,543

Diluted net income per common share	$0.30	$0.29	$1.54

Diluted net income per common share, excluding AS facility closure, merger-related and spin-off items and gain on sale of Brut	$0.34	$0.29	$1.40

SunGard Data Systems Inc.

Notes to Consolidated Condensed Financial Information (continued)

Note 2. Supplemental 2004 Income Statement Information Adjusted for Segment Reclassification

2004 segment information has been adjusted for the January 2005 reclassification of one data center facility from Availability Services to Financial Systems.

	Three Months Ended				Year Ended Dec. 31,
	March 31,	June 30,	Sept. 30,	Dec. 31,
Revenue:
Financial systems	$464,268	$473,083	$460,734	$472,825	$1,870,911
Higher education and public sector systems	88,130	140,602	150,886	145,315	524,933

Software and processing solutions	552,398	613,685	611,620	618,140	2,395,844
Availability services	288,251	285,034	287,718	299,025	1,160,027

	$840,649	$898,719	$899,338	$917,165	$3,555,871

Income from operations:
Financial systems	$67,550	$81,512	$81,093	$88,631	$318,786
Higher education and public sector systems	12,228	20,624	29,275	19,483	81,610

Software and processing solutions	79,778	102,136	110,368	108,114	400,396
Availability services	79,935	87,535	89,676	107,453	364,599
Corporate administration	(12,837)	(12,243)	(13,143)	(17,220)	(55,443)
Merger and spin-off costs	—	424	(3,500)	(3,092)	(6,168)

	$146,876	$177,852	$183,401	$195,255	$703,384

Operating margin:
Financial systems	14.5%	17.2%	17.6%	18.7%	17.0%

Higher education and public sector systems	13.9%	14.7%	19.4%	13.4%	15.5%

Software and processing solutions	14.4%	16.6%	18.0%	17.5%	16.7%

Availability services	27.7%	30.7%	31.2%	35.9%	31.4%

Total	17.5%	19.8%	20.4%	21.3%	19.8%